090403

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20190188104-24**
Barbara K. Cegavske	Filing Date and Time
Secretary of State	**04/30/2019 8:46 AM**
State of Nevada	Entity Number
	E0180822019-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

INVIZYNE TECHNOLOGIES INC.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 04/17/2019

4. Description of the inaccuracy or defect:

The Addendum originally attached to the Articles of Incorporation of INVIZYNE TECHNOLOGIES INC. is incorrect.

5. Correction of the inaccuracy or defect:

Please see the attached correct Addendum to the Articles of Incorporation of INVIZYNE TECHNOLOGIES INC.

6. Signature:

X (signature)

Authorized Signature	**Title ***	**Date**
	CEO	April 26, 2019

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ADDENDUM TO THE
ARTICLES OF INCORPORATION
OF
INVIZYNE TECHNOLOGIES INC.

ARTICLE 3
CAPITAL

The total number of shares of capital stock which may be issued by the corporation is fifty five million shares (55,000,000), of which fifty million (50,000,000) shares shall be Common Stock, $0.000001 par value per share (hereinafter referred to as the "Common Stock") and five million (5,000,000) shares shall be Preferred Stock, $0.000001 par value per share (hereinafter referred to as the "Preferred Stock").

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock and the manner in which shares of stock are to be voted for the election of directors are as follows:

PREFERRED STOCK

The Preferred Stock shall be all of one class but may be issued from time to time in one or more series, each of such series to have such full or limited voting powers, if any, and such designations, preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof as shall be stated and expressed in a resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided.

Authority is hereby expressly granted to and vested in the board of directors, subject to the provisions of this Article 3, to authorize one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

(a) the number of shares to constitute such series and the distinctive designation thereof;

(b) the dividend rate on the shares of such series, dividend payment dates, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate;

(c) whether or not the shares of such series shall be redeemable, and, if redeemable, the redemption prices which the holders of the shares of such series shall be entitled to receive upon the redemption thereof;

(d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments relating to changes in the outstanding shares of such other class or classes or series of the same class of stock into which it is convertible or exchangeable for or otherwise, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(f) the preferences, if any, and the amounts thereof, which the shares of such series shall be entitled to receive upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the corporation;

(g) the voting power, if any, of the shares of such series; and

(h) such other special rights and protective provisions as the board of directors may deem advisable.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the board of directors may at any time thereafter authorize the issuance of additional shares of the same series.

COMMON STOCK

Each share of Common Stock shall be equal in all respects to every other share of Common Stock of the corporation. Each share of Common Stock shall be entitled to one vote per share at each annual or special meeting of stockholders for the election of directors and upon any other matter coming before such meeting. Subject to all the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the board of directors out of any funds of the corporation legally available therefor. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of each series of the Preferred Stock shall have been paid in full, the amounts to which they respectively shall be entitled under this Article 3, the remaining assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

The holders of Common Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the corporation or any securities convertible into shares of capital stock of the corporation.

VOTING

No holder of shares of capital stock possessing voting power shall have the right to cumulate his or her voting power in the election of directors.

ARTICLE 9
BOARD OF DIRECTORS

The members of the board of directors shall be known as directors and the number thereof shall be not less than one, the exact number to be fixed in accordance with bylaws of the corporation; provided that the number so fixed in accordance with the bylaws may be increased or decreased within the limit above specified from time to time.

ARTICLE 10
SHARES NON-ASSESSABLE

The capital stock, after the amount of the subscription price, or par value, if greater, has been paid in shall be subject to no further assessment to pay the debts of the corporation.

ARTICLE 11
ELECTION OF DIRECTORS

At each meeting of holders of shares of capital stock for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the board of directors if the number of votes cast for such nominee's election exceeds the number of votes cast against such nominee's election. For purposes of this Article 11, abstentions will not be considered votes cast for or against a nominee at the meeting. Notwithstanding the foregoing, if the number of candidates exceeds the number of directors to be elected, then, in that election, the nominees receiving the greatest number of votes shall be elected.

For purposes of this Article 11, an "uncontested election" means any meeting of holders of shares of capital stock at which the number of nominees does not exceed the number of directors to be elected and with respect to which no holder of capital stock has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the bylaws, as they may be amended from time to time, or, if such a notice has been

submitted with respect to such meeting, on or before the tenth day prior to the date that the corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether or not it is thereafter revised or supplemented}, each such notice with respect to such meeting has been (A) withdrawn by its respective submitting stockholder in writing to the secretary of the corporation, (B) determined not to be a valid and effective notice of nomination (such determination to be made by the Board of Directors (or a designated committee thereof) pursuant to the bylaws, or, if challenged in court, by final court order) or (C) determined not to create a bona fide election contest by the Board of Directors (or a designated committee thereof).

ARTICLE 12
PERPETUAL EXISTENCE

This corporation is to have perpetual existence.

ARTICLE 13
BYLAWS

Subject to the bylaws, if any, adopted by the stockholders, the board of directors is expressly authorized to make, alter or amend the bylaws of the corporation.

The directors, without restriction or limitation, shall have all of the powers and authorities expressly conferred upon them by the statutes of this State and this corporation may in its bylaws confer powers upon its directors in addition to the powers and authorities expressly conferred upon them by the statutes of this State.

ARTICLE 14
MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held without the State of Nevada, if the bylaws so provide. The books of this corporation may be kept (subject to the provision of the statutes) outside of the State of Nevada at such places as may be from time to time designated by the board of directors or in the bylaws of the corporation.

ARTICLE 15
AMENDMENTS

This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, or by these articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE 16
LIABILITY OF OFFICERS AND DIRECTORS

The liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time. If the Nevada Revised Statutes are amended after approval by the stockholders of this Article 16 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time. No repeal or modification of this Article 16 by the stockholders shall adversely affect any right or protection of a director or officer of the corporation existing by virtue of this Article 16 at the time of such repeal or modification.

ARTICLE 17
INDEMNIFICATION

(a) The corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation or is serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the board of directors of the corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section (c) hereof.

(b) The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article 17.

(c) Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within 60 days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any
such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article 17 where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the Nevada Revised Statutes. Neither the failure of the corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section (c) or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section (c) or otherwise, shall be on the corporation.

(d) The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these articles of incorporation or any bylaw, agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

(e) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the corporation would have the power to indemnify such person against such loss, liability or expense under the Nevada Revised Statutes.

(f) The corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then, notwithstanding any other provision of this Article 17, the indemnification obligation of the corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

(g) The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article 17 subject to the imposition of any conditions or limitations as the board of directors of the corporation may deem necessary or appropriate.

ARTICLE 18
"ACQUISITION OF CONTROLLING INTEREST" PROVISIONS OF THE NEVADA REVISED STATUTES SHALL NOT APPLY

The provisions of Section 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to the Corporation.

ARTICLE 19
"COMBINATIONS WITH INTERESTD STOCKHOLDERS" PROVISIONS OF THE NEVADA REVISED STATUTES SHALL NOT APPLY

The provisions of Section 78.411 to 78.444, inclusive, of the Nevada Revised Statutes shall not apply to the Corporation.

ARTICLE 20
INCREASEING OR DECREASING SHARES OF ISSUED STOCK

To the fullest extent allowed by NRS 78.2055, the Board of Directors, without requiring approval of the shareholders, may increase or decrease the number of issued and outstanding shares of common or preferred stock, so long as the increase or decrease is applied proportionally to any class of stock so increased or decreased.